UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 18, 2005

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-00041	94-3019135
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of principal executive offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	On February 18, 2005, Safeway Inc. issued a press release announcing the appointment of Douglas J. Mackenzie to the Company’s Board of Directors, effective March 10, 2005. There are no arrangements or understandings between Mr. Mackenzie and any other person pursuant to which he was selected as a Director of the Company. The committees of the Board of Directors on which Mr. Mackenzie will serve have not yet been determined. Mr. Mackenzie has no reportable transactions under Item 404(a) of Regulation S-K.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	On February 18, 2005, the Board of Directors of Safeway Inc. amended the By-Laws of the Company. Specifically, the first sentence of Section 1 of Article III of the Company’s By-Laws was amended to increase the number of directors constituting the Board from nine to ten.

A copy of the text of the By-Law amendment is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Exhibits.

  3.2    A copy of the text of an amendment to the Company’s By-Laws, adopted as of February 18, 2005.

99.1    Press Release dated February 18, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

Date: February 23, 2005	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President
& General Counsel

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EXHIBIT INDEX

Exhibit No.
3.2	A copy of the text of an amendment to the Company’s By-Laws, adopted as of February 18, 2005.

99.1	Press Release dated February 18, 2005 of Safeway Inc.

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